Exhibit 99.1

LEASING FUND
ELEVEN, LLC

2007 ANNUAL
PORTFOLIO OVERVIEW

ICON LEASING FUND ELEVEN, LLC

-2007 Annual Portfolio Overview -

Dear Member of ICON Leasing Fund Eleven, LLC:

ICON Leasing Fund Eleven, LLC (“Fund Eleven”) raised $365,198,690 commencing with the initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. In July 2006, Fund Eleven increased its original offering from $200,000,000 to $375,000,000. As of December 31, 2007, Fund Eleven had 363,859 limited liability company shares outstanding.

During the reporting period, Fund Eleven continued to operate in its Operating Period, during which time Fund Eleven continued to seek to acquire equipment subject to lease. Fund Eleven’s manager, ICON Capital Corp. (the “Manager”), expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment. The Manager anticipates that most of Fund Eleven’s investments will be in the form of equipment leases. Fund Eleven’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Eleven retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Eleven to retain an interest in the future value of the equipment on a leveraged equity basis. The Manager expects that the future value of the equipment in growth leases will be greater than Fund Eleven’s initial cash investment.

Cash generated from these investments will facilitate Fund Eleven’s distributions to its members. Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Fund Eleven’s Operating Period is anticipated to continue until April 2012 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Eleven will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global IP solutions provider, is one of only three ICT, or Information and Communications Technology, providers out of 24 companies profiled to garner “outstanding” and “excellent” customer satisfaction ratings across all five categories in the latest Telemark Services Ltd. report titled “ICT Service Supremacy.” (Source: Global Crossing press release dated November 5, 2007; more current information may be available.)

Teekay Tankers Ltd. completed its initial public offering of 11,500,000 shares of Class A Common Stock on December 12, 2007. The 11,500,000 Class A Common Stock shares represent a 46% ownership interest in Teekay Tankers Ltd. Teekay Corporation (“Teekay”) owns the remaining capital stock of Teekay Tankers Ltd. Teekay Tankers Ltd. was recently formed by Teekay to provide international marine transportation of crude oil. (Source: Teekay press release dated December 12, 2007, more current information may be available).

Investments and Commitments during the Fourth Quarter of 2007

•           On December 10, 2007, Fund Eleven acquired substantially all of the machining and metal working equipment of AMI Manchester, LLC (“AMI”) and MW General, Inc. (“General”), both of which are wholly-owned subsidiaries of MW Universal, Inc. Fund Eleven acquired the equipment for approximately $2,100,000. The equipment is subject to two 60-month leases with AMI and General. AMI and General paid interim rent from December 10, 2008 until the base term of the leases commenced on January 1, 2008.

•           On December 20, 2007, Fund Eleven, through a joint venture with an affiliate, acquired additional state-of-the-art telecommunications equipment subject to a 36-month lease with Global Crossing. Fund Eleven and the affiliate have interests in the joint venture of 55% and 45%, respectively. The purchase price for the equipment was approximately $12,982,000, of which Fund Eleven’s share was approximately $7,140,000. Global Crossing paid interim rent until the base term of the lease commenced on January 1, 2008.

•           On December 28, 2007, Fund Eleven, through a joint venture with an affiliate, acquired semiconductor manufacturing equipment that is subject to a 60-month lease with Equipment Acquisition Resources, Inc. (“EAR”). Fund Eleven and the affiliate have interests in the joint venture of 45% and 55%, respectively. Fund Eleven initially paid approximately $3,121,000 for its interest in the equipment. EAR is required to pay interim rent until the lease term commences. The lease will commence on the earlier of June 30, 2008 or upon the joint venture acquiring a specific threshold of equipment that will also be leased to EAR.

•           On April 24, 2008 and June 6, 2008, Fund Eleven, through a wholly owned subsidiary, completed the acquisition and leaseback of semiconductor manufacturing equipment from EAR. EAR is required to pay interim rent until the lease terms commence. The leases will commence on the earlier of June 30, 2008 or upon the subsidiary acquiring a specific threshold of equipment that will also be leased to EAR.

Financing Facility

Fund Eleven is committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”). Solyndra is a privately held manufacturer of solar panels and the financing proceeds will be used to build Solyndra’s new production facility. As of December 31, 2007, Fund Eleven invested approximately $4,202,000 and is committed to loan additional amounts up to $798,000. In 2008 Fund Eleven financed an additional $165,000.

The financing facility matures on June 30, 2013 and is secured by the equipment as well as all other assets of Solyndra. The equipment is comprised of two fully automated manufacturing lines that combine glass tubes and thin ﬁlm semiconductors to produce solar panels. Included as part of the consideration in the acquisition are warrants to purchase 40,290 shares of Solyndra common stock at a price of $4.96 per share. The warrants expire on April 6, 2014.

Portfolio Overview

Fund Eleven’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates. In addition to the investments described above, as of December 31, 2007, Fund Eleven’s equipment portfolio consisted primarily of the following investments:

Income Leases

•           Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States. Fund Eleven, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006. The equipment and machinery are being leased back to Teal Jones pursuant to an 84-month lease that is scheduled to expire in November 2013.

•           Machining and metal working equipment subject to lease with W Forge Holdings, Inc., MW Scott, Inc. and MW Gilco, LLC (collectively, the “MW Group”), all of which are wholly-owned subsidiaries of MW Universal, Inc. Fund Eleven acquired the equipment for approximately $22,200,000. The equipment is subject to 60-month leases with the MW Group that were due to commence on October 1, 2007 but the commencement dates were subsequently extended to January 1, 2008. The MW Group paid interim rent until the base term of the leases commenced on January 1, 2008.

•           State-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing. Fund Eleven, through a wholly-owned entity, acquired the equipment for approximately $16,672,000 in cash. One lease is scheduled to expire on December 31, 2010 and the other lease is scheduled to expire on March 31, 2011.

•           A 61.4% interest and a 13.3% interest in two joint ventures that purchased state-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing. Fund Eleven acquired its interests for approximately $15,400,000 and approximately $1,841,000, respectively. The leases are scheduled to expire on March 31, 2010 and October 31, 2010, respectively.

•           Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC. Fund Eleven, through a wholly-owned entity, purchased the equipment for approximately $11,994,000. The 60-month lease is scheduled to expire on April 30, 2012.

Growth Leases

•           An equipment leasing portfolio originated by Clearlink Capital Corporation, a financial services provider based in Mississauga, Ontario, Canada, comprised mainly of information technology and technology-related equipment, including personal computers and client/server equipment that perform business-related functions such as database inquiries (the “I.T. Portfolio”). Fund Eleven acquired the I.T. Portfolio for approximately $144,591,000, which was comprised of a cash payment of approximately $49,361,000 and the assumption of non-recourse debt and other assets and liabilities related to the I.T. Portfolio of approximately $95,230,000. During the year ended December 31, 2007, Fund Eleven purchased approximately $87,551,000 of new equipment. As of December 31, 2007, the I.T. Portfolio was comprised of equipment with an original cost of approximately $198,982,000 that is subject to 965 leases. Effective as of May 19, 2008, substantially all of the assets in the I.T. Portfolio were sold to an unaffiliated third party for $19,000,000, subject to a number of post-closing adjustments.

•           Two Aframax 95,649 DWT (deadweight tons) product tankers – the Senang Spirit and the Sebarok Spirit – bareboat chartered to an affiliate of Teekay. Fund Eleven, through two wholly-owned entities, purchased the Senang Spirit and the Sebarok Spirit for approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse mortgage in the amount of approximately $66,700,000. The 60-month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•           Four 45,720 – 47,094 DWT product carrying vessels the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard which are subject to bareboat charters with subsidiaries of Top Ships, Inc. that are scheduled to expire in February 2011. Two of the vessels, the M/T Doubtless and the M/T Spotless, were built in 1991, while the M/T Faithful and the M/T Vanguard were built in 1992. The purchase price for the four tankers was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse mortgage in the amount of approximately $80,000,000, and a second priority non-recourse mortgage in the amount of approximately $10,000,000.

•           Four 3,300 TEU (twenty foot equivalent units) container vessels, the M/V Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel and the M/V Japan Sea, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. Two of the four vessels, the ZIM Hong Kong and the ZIM Israel, were built in 1992, while the ZIM Japan Sea was built in 1991 and the ZIM Andaman Sea was built in 1990. The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are scheduled to expire in November 2010 and bareboat charters for the ZIM Hong Kong and the ZIM Israel are scheduled to expire in January 2011. The purchase price for the four vessels was approximately $141,201,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse mortgage in the amount of approximately $93,325,000, and a second priority non-recourse mortgage in the amount of approximately $12,000,000.

10% Status Report

As of December 31, 2007, no individual asset constituted at least 10% of the aggregate purchase price of Fund Eleven’s equipment portfolio. The vessels that are bareboat chartered to an affiliate of Teekay individually constitute the largest individual assets in the portfolio, but each vessel constitutes less than 7% of the aggregate purchase price of Fund Eleven’s equipment portfolio. All equipment is scheduled to remain on lease during the next year.

Distribution Analysis

During the reporting period, Fund Eleven continued to make monthly distributions at a rate of 9.1% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Eleven has made 33 monthly distributions to its members. During the year ended December 31, 2007, Fund Eleven paid its members approximately $37,151,073 in cash distributions. As of December 31, 2007, a $10,000 investment made at the initial closing, would have received $2,725 in cumulative distributions representing a return of approximately 27% of such initial investment.

Fund Summary
Offering Period	4/21/2005 – 4/20/2007
Size of Offering	$375,000,000
Original No. of Members	8,637

Outlook and Overview

One of the Global Crossing leases scheduled to expire in March 2010 is the next lease scheduled to expire.

As of December 31, 2007, Fund Eleven had $42,339,549 in cash and cash equivalents on hand. The Manager anticipates that Fund Eleven will make more acquisitions in the near future. Substantially all of Fund Eleven’s cash flows are derived from sales proceeds and rental payments. On a monthly basis, Fund Eleven deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to members.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

ASSETS

	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$42,339,549	$61,200,675
Current portion of net investment in finance leases	10,442,124	4,482,077
Accounts receivable (net of allowance for doubtful accounts of $73,321 and $70,015, respectively)	4,087,034	3,098,973
Restricted cash	1,426,170	1,241,326
Equipment held for sale or lease, net	2,226,905	2,678,117
Prepaid expenses	2,991,302	2,320,534
Other current assets	651,516	212,524
Total current assets	64,164,600	75,234,226
Non-current assets
Net investment in finance leases, less current portion	89,080,301	89,908,379
Leased equipment at cost, (less accumulated depreciation of $109,756,923 and $47,105,223 respectively)	417,738,629	337,066,371
Note receivable on financing facility, net	4,087,568	—
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	4,638,393	11,805,734
Deferred income taxes	963,595	2,554,454
Other non-current assets, net	2,356,913	1,550,381
Total non-current assets	531,587,405	455,607,325
Total Assets	$595,752,005	$530,841,551
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Current portion of non-recourse long-term debt	$79,084,120	$73,346,319
Interest rate swap contracts	4,556,116	18,616
Deferred rental income	11,869,874	8,404,745
Current portion of leasing payables and other lease liabilities	5,253,451	2,680,690
Due to Manager and affiliates, net	296,476	515,119
Income taxes payable	139,310	2,634,727
Accrued expenses and other liabilities	3,995,256	4,251,045
Total current liabilities	105,194,603	91,851,261
Non-current liabilities
Non-recourse long-term debt, net of current portion	206,410,288	187,580,623
Leasing payables and other lease liabilities, net of current portion	10,533,826	10,200,679
Total non-current liabilities	216,944,114	197,781,302
Total Liabilities	322,138,717	289,632,563
Minority Interest	12,389,412	8,312,503
Commitments and contingencies (Note 18)
Members’ Equity
Managing Member	(643,560)	(243,580)
Additional Members	256,754,095	232,868,044
Accumulated other comprehensive income	5,113,341	272,021
Total Members’ Equity	261,223,876	232,896,485
Total Liabilities and Members’ Equity	$595,752,005	$530,841,551

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,		For the Period from May 6, 2005 (Commencement of Operations) through December 31, 2005
	2007	2006
Revenue:
Rental income	$103,487,305	$64,060,212	$—
Finance income	7,415,414	3,707,855	—
Income from investments in joint ventures	80,502	337,798	—
Net gain on sales of new equipment	772,799	686,390	—
Net (loss) gain on sales of leased equipment	(112,167)	696,753
Interest and other income	5,973,253	2,408,038	761,758
Total revenue	117,617,106	71,897,046	761,758
Expenses:
Management fees – Manager	6,662,395	4,076,873	—
Administrative expense reimbursements – Manager	5,423,388	5,877,044	1,082,658
General and administrative	2,172,591	1,009,852	77,100
Interest	17,467,704	10,062,805	6,201
Depreciation and amortization	82,127,392	52,973,823	—
Impairment loss	122,774	446,301	—
Loss on derivative instruments	2,821,045	1,203,273	—
Other financial loss, net	25,024	—	—
Bad debt expense	—	70,015	—
Total expenses	116,822,313	75,719,986	1,165,959
Income (loss) before minority interest	794,793	(3,822,940)	(404,201)
Minority interest	1,069,559	795,798	—
Loss before income taxes	(274,766)	(4,618,738)	(404,201)
Provision for income taxes	2,204,227	77,868	—
Net loss	$(2,478,993)	$(4,696,606)	$(404,201)
Net loss allocable to:
Additional Members	$(2,454,203)	$(4,649,640)	$(400,159)
Manager	(24,790)	(46,966)	(4,042)
	$(2,478,993)	$(4,696,606)	$(404,201)
Weighted average number of additional member shares outstanding	352,197	197,957	58,665
Net loss per weighted average additional member share outstanding	$(6.97)	$(23.49)	$(6.82)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members’ Equity

	Additional Member Shares	Additional Members	Managing Member	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity
Opening balance, May 6, 2005	1	$1,000	$1,000	$—	$2,000
Net loss		(400,159)	(4,042)		(404,201)
Foreign exchange translation adjustments in investee				(33,886)	(33,886)
Comprehensive loss					(438,087)
Proceeds from issuance of additional members shares	107,099	107,098,773			107,098,773
Sales and offering expenses	—	(13,824,474)			(13,824,474)
Refund of initial member share	(1)	(1,000)			(1,000)
Cash distributions to members	—	(2,556,112)	(25,834)	—	(2,581,946)
Period ended, December 31, 2005	107,099	90,318,028	(28,876)	(33,886)	90,255,266
Net loss		(4,649,640)	(46,966)		(4,696,606)
Unrealized gain on stock warrants				538,072	538,072
Change in valuation of interest rate swap contracts				(928,750)	(928,750)
Foreign exchange translation adjustments				696,585	696,585
Comprehensive loss					(4,390,699)
Proceeds from issuance of additional members shares	185,118	185,118,088			185,118,088
Sales and offering expenses	—	(21,276,702)			(21,276,702)
Additional member shares redeemed	(53)	(41,454)			(41,454)
Cash distributions to members	—	(16,600,276)	(167,738)	—	(16,768,014)
Balance, December 31, 2006	292,164	232,868,044	(243,580)	272,021	232,896,485
Net loss		(2,454,203)	(24,790)		(2,478,993)
Unrealized loss on stock warrants				(538,072)	(538,072)
Change in valuation of interest rate swap contracts				(1,734,951)	(1,734,951)
Foreign exchange translation adjustments				7,114,343	7,114,343
Comprehensive income					2,362,327
Proceeds from issuance of additional members shares	72,982	72,981,829			72,981,829
Sales and offering expenses	—	(8,392,522)			(8,392,522)
Additional member shares redeemed	(1,287)	(1,097,980)			(1,097,980)
Cash distributions to members	—	(37,151,073)	(375,190)	—	(37,526,263)
Balance, December 31, 2007	363,859	$256,754,095	$(643,560)	$5,113,341	$261,223,876

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31		For the Period from May 6, 2005 (Commencement of Operations) through December 31,
	2007	2006	2005
Cash flows from operating activities:
Net loss	$(2,478,993)	$(4,696,606)	$(404,201)
Adjustments to reconcile net loss to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(11,494,960)	(3,252,755)	—
Finance income	(7,415,414)	(3,707,855)	—
Income from investments in joint ventures	(80,502)	(337,798)	—
Net gain on sales of new and leased equipment	(660,632)	(1,383,143)	—
Depreciation and amortization	82,127,392	52,973,823	—
Impairment loss	122,774	446,301	—
Bad debt expense	—	70,015	—
Interest expense paid directly to lenders by lessees	2,888,694	561,959	—
Loss on hedging instruments	2,821,045	1,203,273
Minority interest	1,069,559	795,798	—
Deferred tax provision	1,911,210	(2,631,794)
Distributions to/from minority interest holders and joint ventures	(903,670)
Changes in operating assets and liabilities:
Collection of minimum rents receivable	32,589,325	17,003,190	—
Rents receivable	(1,111,471)	2,250,842
Other assets, net	(929,005)	(1,553,401)	—
Payables, deferred rental income and other liabilities	2,859,590	12,157,000	14,618
Due to Manager and affiliates, net	(319,742)	(373,267)	552,682
Net cash provided by operating activities	100,995,200	69,525,582	163,099
Cash flows from investing activities:
Investments in leased assets, net of cash received	(144,227,277)	(216,601,205)	—
Proceeds from sales of new and leased equipment	30,978,193	19,404,013	—
Investment in financing facility	(4,202,233)	—	—
Investment in mortgage note receivable	(2,595,728)	(13,501,721)	—
Proceeds from mortgage note receivable	2,275,188	568,797	—
Investments in joint ventures, net of cash acquired	(3,214,373)	(6,439,258)	(16,091,346)
Restricted cash provided (used)	73,486	(332,141)	—
Distributions received from joint ventures in excess of profits	10,375,896	459,519	—
Other assets, net	(788,077)	(1,103,891)	(2,424,491)
Net cash used in investing activities	(111,324,925)	(217,545,887)	(18,515,837)
Cash flows from financing activities:
Proceeds from notes payable – non-recourse	37,178,099	48,205,505	—
Repayments of notes payable – non-recourse	(77,577,846)	(53,805,671)	—
Issuance of additional member shares, net of sales and offering expenses paid	64,589,307	163,841,386	93,329,994
Redemption of additional member shares	(1,097,980)	(41,454)	—
Refund of initial member share	—	—	(1,000)
Financing costs paid	—	(492,593)	(37,205)
Increase in restricted cash	—	—	(909,185)
Due to Manager and affiliates, net	(94,636)	44,941	—
Cash distributions to members	(37,526,263)	(16,768,014)	(2,581,946)
Minority interest contribution in joint venture, net	5,841,830	—	—
Distributions to minority interest holders	(1,790,473)	(2,225,979)	—
Net cash (used in) provided by financing activities	(10,477,962)	138,758,121	89,800,658
Effects of exchange rates on cash and cash equivalents	1,946,561	(987,061)	—
Net decrease in cash and cash equivalents	(18,861,126)	(10,249,245)	71,447,920
Cash and cash equivalents, beginning of the year	61,200,675	71,449,920	2,000
Cash and cash equivalents, end of the year	42,339,549	$61,200,675	$71,449,920

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,		For the Period from May 6, 2005 (Commencement of Operations) through December 31,
	2007	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$14,399,452	$10,632,204	$—
Cash paid during the year for income taxes	$4,390,849	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse long-term debt	$66,656,754	$271,698,228	$—
Principal and interest paid on non-recourse long term debt directly to lenders by lessees	$12,630,780	$5,398,372	$—
Transfer from other assets to investments in leased equipment at cost	$—	$2,828,287	$—
Transfer from investments in joint ventures to leased equipment at cost	$—	$7,695,494	$—

Transactions with Related Parties

In accordance with the terms of Fund Eleven’s Limited Liability Company Agreement, Fund Eleven pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Eleven or through its joint ventures and (ii) acquisition fees, through the end of the Operating Period, of 3% of the gross value of Fund Eleven’s acquisitions. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Eleven’s operations.

The Manager performs certain services relating to the management of Fund Eleven’s equipment leasing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are for costs incurred by the Manager or its affiliates that are necessary to Fund Eleven’s operations. These costs include the Manager’s and affiliates legal, accounting, investor relations and operations personnel, as well as, professional fees and other costs that are charged to Fund Eleven based upon the percentage of time such personnel dedicate to Fund Eleven. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager and expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Eleven’s profits, losses, distributions and liquidation proceeds. Fund Eleven paid distributions to the Manager of $375,190 and $167,738 for the years ended December 31, 2007 and 2006, respectively. The Manager’s interest in Fund Eleven’s net loss was $(24,790) and $(46,966) for the years ended December 31, 2007 and 2006, respectively.

Fees and other expenses paid or accrued by Fund Eleven to the Manager or its affiliates for the years ended December 31, 2007 and 2006, respectively, were as follows:

Entity	Capacity	Description	Year Ended December 31, 2007	Year Ended December 31, 2006
ICON Capital Corp.	Manager	Organization and offering expenses (1)	$1,095,103	$2,776,771
ICON Securities Corp.	Managing broker – dealer	Underwriting fees (1)	1,460,137	3,702,362
ICON Capital Corp.	Manager	Acquisition fees (2)	4,624,646	15,915,968
ICON Capital Corp.	Manager	Management fees (3)	6,662,395	4,076,873
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	5,423,388	5,877,044
Total fees paid to the Manager			$19,265,669	$32,349,018

(1)	Charged directly to members’ equity.

(2)	Capitalized and amortized to operations over the estimated service period in accordance with the LLC’s accounting policies.

(3)	Charged directly to operations.

Your participation in Fund Eleven is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and	Co-President and
Co-Chief Executive Officer	Co-Chief Executive Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

* Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically ﬁled either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a ﬁling will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Eleven’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.